UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2011

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 28, 2011, Level 3 Escrow, Inc. (“Level 3 Escrow”), an indirect, wholly owned subsidiary of Level 3 Communications, Inc. (“Level 3”), issued an additional $600,000,000 aggregate principal amount of its 8.125% Senior Notes due 2019 (the “Additional Senior Notes”) under that certain indenture (the “Indenture”), dated as of July 9, 2011, between Level 3 Escrow and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Additional Senior Notes were issued as additional notes under the Indenture and will be treated as a single series of notes with the 8.125% Senior Notes that were issued on June 9, 2011 (the “Previously Issued Senior Notes”).

The gross proceeds from the offering of the Additional Senior Notes were deposited into the same segregated escrow account into which the gross proceeds from the offering of the Previously Issued Senior Notes were deposited on June 9, 2011. The gross proceeds from the offering will remain in escrow until the date of the satisfaction of certain escrow conditions including, but not limited to, the substantially concurrent consummation of the proposed acquisition (the “Amalgamation”) by Level 3 of Global Crossing Limited (“Global Crossing”) pursuant to the Agreement and Plan of Amalgamation, dated as of April 10, 2011, by and among Level 3, Apollo Amalgamation Sub, Ltd. and Global Crossing and the assumption of the Additional Senior Notes (and the Previously Issued Senior Notes) by Level 3 Financing, Inc. (the “Notes Assumption”), a wholly owned subsidiary of Level 3 and the direct parent company of Level 3 Escrow (“Level 3 Financing”).  If the escrow conditions are not satisfied on or before April 10, 2012 (or any earlier date on which Level 3 determines that any of such escrow conditions cannot be satisfied) Level 3 Escrow will be required to redeem the Additional Senior Notes at a redemption price equal to 100% of the principal amount of the Additional Senior Notes, plus accrued and unpaid interest.

Prior to the Notes Assumption, Level 3 and Level 3 Financing will not be liable for the obligations of Level 3 Escrow for principal, premium or interest payments with respect to the Additional Senior Notes.  Following the Notes Assumption, the Additional Senior Notes will be senior unsecured obligations of Level 3 Financing, ranking equal in right of payment with all other senior unsecured indebtedness of Level 3 Financing, and Level 3 will guarantee the Additional Senior Notes. The Additional Senior Notes will mature on July 1, 2019.  Interest on the Additional Senior Notes will be payable on January 1 and July 1 of each year, beginning on January 1, 2012.

Following the release of the escrowed funds in connection with the Notes Assumption, the escrowed funds will be used to refinance certain existing indebtedness of Global Crossing in connection with the closing of the Amalgamation.  To the extent the gross proceeds from the offering of the Additional Senior Notes, together with the gross proceeds from the offering of the Previously Issued Senior Notes and proceeds from other indebtedness incurred concurrently with the closing of the Amalgamation exceed, in the aggregate, the amount necessary to refinance substantially all of that indebtedness of Global Crossing, those excess proceeds will be used for general corporate purposes. The gross proceeds from the offering reduced to zero the outstanding bridge commitment that Level 3 has in place with certain financial institutions in connection with refinancing certain Global Crossing indebtedness.

The offering of the Additional Senior Notes was not registered under the Securities Act of 1933, as amended, and the Additional Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Additional Senior Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

The Indenture governing the Additional Senior Notes and the Previously Issued Senior Notes was filed as Exhibit 4.1 to the Form 8-K filed by Level 3 on June 13, 2011.

On July 28, 2011, Level 3 issued a press release relating to the closing of Level 3 Escrow’s private offering of the additional $600 million aggregate principal amount of the Additional Senior Notes.

That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

None

(b) Pro Forma Financial Information

None

(c) Shell Company Transactions

None

(d) Exhibits

99.1	Press Release, dated July 28, 2011, relating to the closing of the private offering of the additional 8.125% Senior Notes by Level 3 Escrow, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date: July 28, 2011

Exhibit Index

Exhibit	Description

99.1	Press Release, dated July 28, 2011, relating to the closing of the private offering of the additional 8.125% Senior Notes by Level 3 Escrow, Inc.